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                                W. H. BRADY CO.
                      1997 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


1. PURPOSE.

  The 1997 Stock Option Plan for Non-Employee Directors (the "Plan) is intended to attract and retain the services of experienced and knowledgeable independent directors of W. H. Brady Co. (the "Company") for the benefit of the Company and its shareholders and to provide additional incentive for such directors to continue to work for the best interest of the Company and its shareholders.

2. SHARES SUBJECT TO THE PLAN.

  There are reserved for issuance upon the exercise of options granted under the Plan 125,000 Class A Non-Voting Common Shares $.01 par value, of the Company (the "Company Stock"). Such Company Stock may be authorized and unissued Company Stock or previously outstanding Company Stock then held in the Company's treasury. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Company Stock subject to the unexercised portion thereof shall again be available for the purposes of issuance upon the exercise of options granted under the Plan.

3. ADMINISTRATION.

  The Plan shall be administered by the Board of Directors of the Company (the "Board). Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the option grants and agreements (which shall comply with and be subject to the terms and conditions of the Plan) and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determination of the matters referred to in this Paragraph 3 shall be conclusive.

4. ELIGIBILITY.

  For purposes of the Plan, "Outside Director" means a member of the Board who is not an employee of the Company or a subsidiary of the Company. Each individual who is an Outside Director on the effective date of the Plan shall automatically be granted an option to purchase 2,500 shares of Company Stock on the effective date. Each individual who first becomes an Outside Director after the effective date of the Plan shall automatically be granted an option to purchase 2,500 shares of Company Stock on the first day of such individual's first term of office as an Outside Director. On the date of each annual meeting of the shareholders of the Company subsequent to the effective date of the Plan, each Outside Director who first became an Outside Director prior to such annual meeting and who will continue to serve as an Outside Director after such annual meeting shall automatically be granted an option to purchase 1,000 shares of Company Stock.

  Only non-statutory stock options shall be granted under the Plan.





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5. OPTION GRANTS.

  (a) The purchase price of the Company Stock under each option granted under the Plan shall be 100% of the Fair Market Value of the Company Stock on the date such option is granted. For purposes of the Plan "Fair Market Value" on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the average of the high and low sale prices recorded in composite transactions as reported in the Wall Street Journal (Midwest Edition) for such date or, if such date is not a business day or if no sales of Company Stock shall have been reported with respect to such date, the next preceding business date with respect to which sales were reported. In the absence of reported sales or if the stock is not so listed or quoted, but is traded in the over-the-counter market, Fair Market Value shall be the average of the closing bid and asked prices for such shares on the relevant date.

  (b) All options shall be exercisable in accordance with the following schedule:

          Years After
         Date of Grant     Percentage of Shares
         -------------     --------------------
       Less than 1              0%
       1 but less than 2      33-1/3%
       2 but less than 3      66-2/3%
       3 or more               100%

   The term of each option shall be ten years from the date of grant, or such shorter period as is prescribed in Paragraphs 5(c) and 5(d). Except as provided in Paragraphs 5(c) and 5(d), no option may be exercised at any time unless the holder is then a director of the Company.

  Upon exercise, the option price is to be paid in full in cash or, at the discretion of the Board, in Company Stock owned by the optionee having a Fair Market Value on the date of exercise equal to the aggregate option price or, at the discretion of the Board, in a combination of cash and Company Stock. Upon exercise of an option, the Company shall have the right to retain or sell without notice sufficient Company Stock to cover government withholding taxes or deductions, if any, as described in Paragraph 9.

  (c) All rights under any option shall terminate on the date such Participant ceases to be a Director of the Company, except that (a) if the Directorship is terminated by the death of the Director, any unexercised, unexpired Stock Options granted hereunder to the Director shall be 100% vested and fully exercisable, in whole or in part, at any time within one year after the date of death, by the Director's personal representative or by the person to whom the options are transferred under the Director's last will and testament or the applicable laws of descent and distribution; (b) if the Directorship is terminated as a result of the disability of the Director (a disability means that the Director is disabled as a result of sickness or injury, such that he or she is unable to satisfactorily perform the Director duties, as determined by the Board of Directors, on the basis of medical evidence satisfactory to
it), any unexercised, unexpired options granted hereunder to the Director shall become 100% vested and fully exercisable, in whole or in part, at any time within one year after the date of disability; (c) if the Directorship is terminated and the Director has been a member of the Board of Directors for at least three years, any unexercised, unexpired options granted hereunder to the Director shall become 100% vested and fully exercisable, in whole or in part, at any time within one year after such date of termination; and (d) if the Directorship is terminated for any reason other than (a), (b) or (c) above, any unexercised, unexpired options granted





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hereunder and exercisable as of the date of such termination shall be exercisable in whole or in part at any time within 90 days after such date of termination.

  (d) In the event of (a) the merger or consolidation of the Company with or into another corporation or corporations in which the Company is not the surviving corporation, (b) the adoption of any plan for the dissolution of the Company, or (c) the sale or exchange of all or substantially all the assets of the Company for cash or for shares of stock or other securities of another corporation, all then-unexercised options shall become fully exercisable immediately prior to any such event in which the Company is not the surviving corporation.

  (e) Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue as a director of the Company.

6. TRANSFERABILITY AND SHAREHOLDER RIGHTS OF HOLDERS OF OPTIONS.

  No options granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of an optionee, only by the optionee or optionee's guardian or legal representative. An optionee shall have none of the rights of a shareholder of the Company until the option has been exercised and the Company Stock subject to the option has been registered in the name of the optionee on the transfer books of the Company.

7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

  Notwithstanding any other provisions of the Plan, the number and class of shares subject to the options and the option prices of options covered thereby shall be proportionately adjusted in the event of changes in the outstanding Company Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to common shareholders other than cash dividends and, in the event of any such change in the outstanding Company Stock, the aggregate number and class of shares available under the Plan and the number of shares as to which options may be granted shall be appropriately adjusted by the Board.

8. AMENDMENT AND TERMINATION.

  Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no awards of options shall be made after, the tenth anniversary of the effective date of the Plan; provided, however, that such termination shall have no effect on options granted prior thereto. The Plan may be terminated, modified or amended by the shareholders of the Company. The Board may also terminate the Plan or modify or amend the Plan in such respects as it shall deem advisable in order to conform to any change in any law or regulation applicable thereto, or in other respects which shall not change (i) the total number of shares of Company Stock as to which options may be granted, (ii) the class of persons eligible to receive options under the Plan, (iii) the manner of determining the option prices, (iv) the period during which options may be granted or exercised or (v) the provisions relating to the administration of the Plan by the Board.





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9. WITHHOLDING.

  Upon the issuance of Company Stock as a result of the exercise of an option, the Company shall have the right to retain or sell without notice sufficient Company Stock to cover the amount of any tax required by any government to be withheld or otherwise deducted and paid with respect to such Company Stock being issued, remitting any balance to the optionee; provided, however, that the optionee shall have the right to provide the Company with the funds to enable it to pay such tax.

10.  EFFECTIVENESS OF THE PLAN.

  The Plan shall become effective on the day following the date the Plan is approved by the vote of the holders of a majority of the outstanding voting common stock of the shareholders. The Board may in its discretion authorize the granting of options which shall be expressly subject to the conditions that
(i) the Company Stock reserved for issue under the Plan shall have been duly listed, upon official notice of issuance, upon each stock exchange in the United States upon which the Company Stock is traded and (ii) a registration statement under the Securities Act of 1933 with respect to such shares shall have become effective.





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